Exhibit 99.1

ELS HOLDINGS, LLC AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

ELS HOLDINGS, LLC AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

C O N T E N T S

Page

Independent Auditors’ Report	2

Consolidated Balance Sheets	3

Consolidated Statements of Income	4

Consolidated Statements of Members’ Equity	5

Consolidated Statements of Cash Flows	6 - 7

Notes to Consolidated Financial Statements	8 - 20

12 Greenway Plaza, 12th Floor
Houston,	TX 77046
Phone	713-561-6500
Fax	713-968-7128
Web	www.uhy-us.com

Independent Auditors’ Report

To the Directors

   ELS Holdings, LLC and Subsidiary

The Woodlands, Texas

We have audited the accompanying consolidated balance sheets of ELS Holdings, LLC and Subsidiary (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of income, members’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ELS Holdings, LLC and Subsidiary as of December 31, 2010 and 2009 and the consolidated results of their operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Houston, Texas
March 30, 2011

ELS HOLDINGS, LLC AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31,
	2010	2009
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$4,905,502	$275,388
Restricted certificate of deposit	45,011	44,501
Accounts receivable - trade, net	9,976,384	9,915,753
Prepaid expenses and other current assets	993,767	525,768
Deferred income taxes	4,009,681	51,272
TOTAL CURRENT ASSETS	19,930,345	10,812,682

PROPERTY AND EQUIPMENT, net	2,456,714	2,477,011

OTHER ASSETS
Internally developed software, net	234,138	397,326
Deferred financing costs, net	23,332	38,068
Other assets	98,688	130,508
Deferred income taxes	1,329,027	—
TOTAL OTHER ASSETS	1,685,185	565,902

TOTAL ASSETS	$24,072,244	$13,855,595

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Bank overdraft payable	$—	$663,251
Accounts payable - trade	1,435,317	1,050,536
Accrued liabilities	2,413,432	2,348,796
Deferred revenue	1,152,517	894,105
Current portion of capital lease obligations	233,613	349,333
TOTAL CURRENT LIABILITIES	5,234,879	5,306,021

NON-CURRENT LIABILITIES
Deferred rent	658,163	698,999
Capital lease obligations, net of current portion	90,947	309,176
Revolving line of credit	—	4,015,478
Deferred income taxes	—	51,272
TOTAL NON-CURRENT LIABILITIES	749,110	5,074,925

TOTAL LIABILITIES	5,983,989	10,380,946

COMMITMENTS AND CONTINGENCIES (Note G)

MEMBERS’ EQUITY	18,088,255	3,474,649

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$24,072,244	$13,855,595

See notes to consolidated financial statements.

ELS HOLDINGS, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
	2010	2009
REVENUE
Web repository	$20,434,582	$14,611,413
E-Discovery	18,073,262	12,545,350
Imaging	1,632,450	2,493,799
Litigation support and other services	626,217	324,165
Coding	226,408	319,963
Legal reprographics	110,307	368,431
TOTAL REVENUE	41,103,226	30,663,121

COST OF REVENUE	11,425,869	10,967,022

GROSS PROFIT	29,677,357	19,696,099

OPERATING EXPENSES
Salary and wages	13,115,131	10,432,573
General and administrative	7,123,765	7,076,686
TOTAL OPERATING EXPENSES	20,238,896	17,509,259

INCOME FROM OPERATIONS	9,438,461	2,186,840

OTHER INCOME (EXPENSE)
Interest expense	(311,676)	(1,209,138)
Interest income	13,090	7,213
TOTAL OTHER EXPENSE	(298,586)	(1,201,925)

INCOME BEFORE INCOME TAX BENEFIT	9,139,875	984,915

INCOME TAX BENEFIT	(5,325,566)	(3,323,113)

NET INCOME	$14,465,441	$4,308,028

See notes to consolidated financial statements.

ELS HOLDINGS, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

YEARS ENDED DECEMBER 31, 2010 AND 2009

Balance (deficit) at January 1, 2009	$(10,338,731)

Contributions	3,959,431

Note receivable - Class A Units	(9,290)

Gain on forgiveness of debt to subsidiary	8,703,630

Settlement of deferred tax liabilities of subsidiary	(3,336,107)

Fair value of vested equity share units	187,688

Net income	4,308,028

Balance at December 31, 2009	3,474,649

Repayments on note receivable - Class A Units	9,290

Fair value of vested equity share units	138,875

Net income	14,465,441

Balance at December 31, 2010	$18,088,255

See notes to consolidated financial statements.

ELS HOLDINGS, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$14,465,441	$4,308,028
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	8,156	102,825
Depreciation and amortization of property and equipment	1,051,901	982,480
Amortization of internally developed software	163,188	172,277
Amortization of deferred financing costs	14,736	104,814
Deferred income tax benefit	(5,338,708)	(3,336,107)
Paid-in-kind interest accrued	—	506,456
Gain on sale of property and equipment	(995)	(400)
Fair value of vested equity share units granted	138,875	187,688
Interest income added to restricted certificate of deposit	(510)	—
Changes in operating assets and liabilities:
Accounts receivable - trade	(68,787)	(1,802,742)
Prepaid expenses and other current assets	(467,999)	161,862
Other assets	31,820	26,140
Accounts payable - trade	384,781	(1,175,979)
Accrued liabilities	64,636	(19,527)
Deferred revenue	258,412	392,347
Rent payable	—	(190,640)
Deferred rent	(40,836)	(122,858)
NET CASH PROVIDED BY OPERATING ACTIVITIES	10,664,111	296,664

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(1,026,835)	(1,047,712)
Proceeds from sale of property and equipment	17,830	400
Purchases of internally developed software	—	(7,000)
Receipts of restricted certificate of deposit	—	55,999
Collections on notes receivable - member	9,290	6,736
NET CASH USED IN INVESTING ACTIVITIES	(999,715)	(991,577)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contributions	—	3,943,405
Net (payments on) proceeds from revolving line of credit and bank overdrafts	(4,678,729)	628,810
Payments on long-term debt	—	(3,175,000)
Principal payments on capital lease obligations	(355,553)	(426,914)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(5,034,282)	970,301

NET INCREASE IN CASH AND CASH EQUIVALENTS	4,630,114	275,388

CASH AND CASH EQUIVALENTS, beginning of year	275,388	—

CASH AND CASH EQUIVALENTS, end of year	$4,905,502	$275,388

See notes to consolidated financial statements.

ELS HOLDINGS, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

	Year Ended December 31,
	2010	2009
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$178,634	$481,224

NON-CASH INVESTING AND FINANCING ACTIVITIES
Gain on forgiveness of debt to subsidiary	$—	$8,703,630

Settlement of deferred tax liabilities of subsidiary	$—	$(3,336,107)

Purchase of property and equipment financed by debt	$21,604	$239,848

Note receivable for purchase Class A Units	$—	$16,026

See notes to consolidated financial statements.

ELS HOLDINGS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

NOTE A - ORGANIZATION AND BUSINESS

The accompanying consolidated financial statements of ELS Holdings, LLC and Subsidiary (the “Company”) are comprised of the accounts of ELS Holdings, LLC (“ELS”), a Delaware limited liability company, and its wholly-owned subsidiary, Encore Intermediate Holdco, Inc. (“Holdco”), a Delaware corporation, and its wholly-owned subsidiary, Encore Legal Solutions, Inc. (“Encore”), a Delaware corporation. ELS was formed as a holding company in October 2003. The Company provides a range of outsourced services to the nation’s leading law firms and the legal departments of Fortune 1000 companies, including document preparation and reprographics; document scanning, coding, and indexing; electronic data discovery and on-line document repository; and trial consulting and trial graphics services.

On May 11, 2009, a majority of the members of ELS created ELS Holdings II, LLC (“ELS II”) for the purpose of executing a purchase agreement with Patriot Capital Funding, Inc. (“Patriot”) (the “Patriot Purchase Agreement”). Under the terms of the Patriot Purchase Agreement ELS II primarily acquired Patriot’s 30% ownership interest in ELS’s Class A Units and all of Patriot’s rights and interests under Holdco’s Term A Loan, Term B Loan, and Success Fee. On July 9, 2009, ELS II executed a merger agreement with ELS, with ELS being the surviving entity, and which resulted in the cancellation of all of the ownership interests in ELS that were issued and outstanding immediately prior to the merger. On July 9, 2009, and immediately following the merger, ELS (as the surviving entity of the merger) consummated the transactions contemplated by the Patriot Purchase Agreement. See Notes C & H for further discussion and additional details of the Patriot Purchase Agreement and the ELS merger transaction.

Effective February 23, 2011, the Company entered into an exclusivity agreement with a third party to negotiate the sale of all of the issued and outstanding capital stock of Holdco. Under the terms of the agreement, the Company is prohibited from negotiating with any other parties. Effective March 18, 2011, the Company entered into a letter of intent with the third party to sell all of the issued and outstanding capital stock of Holdco.  As of the date of this report, the Company is still negotiating and actively working to finalize a formal purchase agreement with the third party; however, no formal agreement has been executed by the Company.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation: All significant intercompany balances and transactions have been eliminated upon consolidation.

Revenue Recognition: The Company’s revenue is derived from document preparation and reprographics (“Legal Reprographics”), document scanning (“Imaging”), document coding and indexing (“Coding”), electronic data recovery (“E-Discovery”), on-line document repository (“Web Repository”), and trial consulting, trial graphics services, and software and video sales (“Litigation Support”).

The Company recognizes revenue from services rendered generally at the time service has been performed and when the following four revenue recognition criteria are met: (a) persuasive evidence of an arrangement exists, (b) services have been rendered or delivery has occurred, (c) the selling price is fixed or determinable, and (d) collectability is reasonably assured.

Cash and Cash Equivalents: For the purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less at the date of acquisition to be cash equivalents.

ELS HOLDINGS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Restricted Certificate of Deposit: The Company is required to maintain a restricted certificate of deposit (“CD”) as collateral with a landlord. The balance of the CD was $45,011 and $44,501 at December 31, 2010 and 2009, respectively.  The CD has a term of fourteen months, maturing March 11, 2011 (purchased on December 11, 2007 and renewed on January 11, 2009 and January 11, 2010), with interest accruing monthly at a rate of 4.41% during 2010 and 2009, respectively, through maturity.

Allowance for Doubtful Accounts:  The allowance for doubtful accounts represents management’s evaluation of the inherent risk and estimate of probable losses in the accounts receivable portfolio. Allowances are estimated based on specific identification and historical information. The allowance is increased by provisions charged against current earnings and reduced by net charge-offs.  Accounts receivable - trade are charged off when they are deemed to be uncollectible. Recoveries of previously charged-off accounts are recorded only when cash payments are received. Accounts receivable - trade is net of allowance for doubtful accounts of $539,759 and $454,624 at December 31, 2010 and 2009, respectively.

Prepaid Expenses and Other Current Assets: Prepaid expenses and other current assets consist primarily of prepaid insurance, rent, and other operating costs paid in advance of being incurred. Prepaid expenses are amortized to the consolidated statements of income over the period in which the costs provide benefits to the Company.

Property and Equipment: Property and equipment are stated at cost, net of accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged to expense as incurred. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized and depreciated over the remaining estimated useful lives of the assets.

Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets, estimated as follows:

Technology equipment	3-5 years
Assets acquired under capital leases	3-5 years
Office equipment, furniture, and fixtures	2-5 years
Leasehold improvements	3-7 years
Vehicles	2-3 years

Leasehold improvements are amortized over the shorter of the remaining lease term or economic life of the related asset. Assets under capital leases are amortized over the term of the lease.

Impairment of Long-Lived Assets: The Company periodically assesses potential impairment of its long-lived assets with estimable useful lives which include: property, equipment and acquired intangible assets. The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying amount of an asset or asset group may not be fully recoverable.  An impairment loss is recognized if the sum of the expected future undiscounted cash flows is less than the carrying amount of the long lived assets being evaluated.  Any write-downs are treated as permanent reductions in the carrying amount of the assets. During 2010 and 2009, no impairment charges were recognized.

ELS HOLDINGS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Internally Developed Software:  Internally developed software represents software acquired through acquisitions and software developed for use in the Company’s operations.  The Company records the acquired software from acquisitions at fair value, as determined by a third-party valuation. All cost of software developed by the Company is capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software technologies. All projects where expected future economic benefits are less than probable are not eligible for capitalization. All developed software is amortized on a straight-line basis over five years. Internally developed software is stated net of accumulated amortization of $2,082,672 and $1,919,484 at December 31, 2010 and 2009, respectively.

Future amortization expense of internally developed software at December 31, 2010 is as follows:

Year Ending December 31,

2011	$114,809
2012	78,046
2013	41,050
2014	233
$234,138

Amortization expense for the years ended December 31, 2010 and 2009 was $163,188 and $172,277, respectively.

Deferred Financing Costs: Costs incurred securing new debt facilities are capitalized and amortized over the term of the related debt, utilizing a method that approximates the effective interest method.  The amortization of deferred financing costs is included in interest expense in the Company’s consolidated statements of income and totaled $14,736 and $104,814 for the years ended December 31, 2010 and 2009, respectively.  Accumulated amortization of deferred financing costs was $62,482 and $47,746 at December 31, 2010 and 2009, respectively.

Concentrations of Credit Risk: Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and trade accounts receivable.  Cash balances are maintained in financial institutions which at times exceed federally insured limits.  The Company monitors the financial condition of these institutions and has experienced no losses on these accounts.

In July 2010, the Federal Deposit Insurance Corporation permanently increased its insurance to $250,000 per depositor.  Additionally, coverage for non-interest bearing accounts, which is temporary, extends through December 31, 2012. This coverage is separate from, and in addition to, the coverage provided for other accounts held at an insured depository institution.

The Company provides services primarily to law firms throughout the United States of America in the ordinary course of business. The Company routinely assesses the financial strength of its customers and maintains allowances for anticipated losses against accounts receivable.  For the years ended December 31, 2010 and 2009, there were no significant concentrations of credit risk with any customer.

ELS HOLDINGS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred Revenue: Deferred revenue represents services billed in advance under monthly contracts.

Share-Based Compensation: The Company adopted the standard related to accounting for share-based compensation, requiring recognition of expense related to the fair value of share-based awards, as it relates to the Company’s nonvested equity share units. Under the standard, a nonvested equity share unit awarded to an employee shall be measured at its fair value as if it were vested and issued on the grant date. The Company recognizes the cost of the awards on a straight-line basis over the requisite service period of the award, which is usually the vesting period, based on the fair value of the nonvested equity share unit at grant date.  For the years ended December 31, 2010 and 2009, the Company recognized compensation cost of $138,875 and $187,688, respectively, for the vested fair value of equity share units granted.

Income Taxes: Federal income taxes have not been provided for ELS as it is a limited liability company treated as a partnership for federal income tax purposes; accordingly, the income or loss flows through to its members. The liability method is used in accounting for deferred income taxes for Holdco and its subsidiary (Encore).  Under this method, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. A valuation allowance is established for deferred tax assets if it is more likely than not, those assets will not be realized. ELS files a partnership tax return. Holdco and Encore file a consolidated federal income tax return.

Effective January 1, 2009, the Company adopted guidance issued by the Financial Accounting Standards Board (“FASB”) regarding accounting for uncertainty in income taxes.  This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the consolidated financial statements and applies to all income tax positions. Each income tax position is assessed using a two step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the consolidated financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement.

The Company has completed its analysis of its tax positions and believes there are no uncertain tax positions that would require recognition in the consolidated financial statements as of December 31, 2010 and 2009. The Company believes that there is no tax positions taken or expected to be taken that would significantly increase or decrease unrecognized tax benefits within twelve months of the reporting date.

The adoption of this guidance did not impact the Company’s consolidated financial position or results of operations. Upon adoption of this guidance, the Company has elected to record income tax related interest and penalties, if any, as a component in the provision for income tax expense.

ELS HOLDINGS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

None of the Company’s federal or state income tax returns are currently under examination by the Internal Revenue Service (“IRS”) or state authorities.  However, fiscal years 2007 and later remain subject to examination by the IRS and respective states.

State Income Taxes: The Company is subject to a margin tax based on Texas sourced taxable margin. The tax is calculated by applying a tax rate to a base that considers both revenue and expenses and therefore has the characteristics of an income tax. As the Company has conducted minimal business in Texas during 2010 and 2009 and management considered the impact immaterial to the consolidated financial statements, no provision has been made for the Texas margin tax for the years ended December 31, 2010 and 2009.

Cost of Revenue:  Cost of revenue consists of direct production labor, paper and other production supplies, packaging supplies, provision for doubtful accounts, royalties to certain software developers, and other costs incurred in providing services.

Shipping and Handling Costs: Shipping and handling costs charged to customers are included in revenue. Shipping and handling costs incurred are included in cost of revenue and amounted to $69,302 and $54,579 for the years ended December 31, 2010 and 2009, respectively.

Advertising: The Company expenses advertising costs as incurred. Advertising expense for the years ended December 31, 2010 and 2009 was $252,351 and $222,185, respectively.

Subsequent Events: The Company has evaluated all events subsequent to the consolidated balance sheets date through the date the consolidated financial statements were available to be issued, which was March 30, 2011, and has determined there are no events that require disclosure, other than those disclosed in Note A.

Accounting Standards Codification:  In June 2009, the FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source for authoritative accounting principles recognized by the FASB to be applied by non-governmental entities in the preparation of financial statements in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. All existing accounting standards are superseded by the Codification and any accounting literature not included in the Codification will be non-authoritative. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact the Company’s consolidated financial statements. The ASC does change the way the guidance is organized and presented.

Use of Estimates:  The preparation of the consolidated financial statements, in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period.  While management believes current estimates are reasonable and appropriate, actual results could differ from those estimates.

Reclassification: Certain amounts in the 2009 consolidated financial statements have been reclassified to conform to the 2010 presentation.

ELS HOLDINGS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

NOTE C - LIQUIDITY

Effective July 2, 2009, ELS II entered into the Patriot Purchase Agreement, which provided for payment by ELS II (or its affiliates) of an amount equal to $3,175,000 in consideration for the following:  a) Patriot’s 30% ownership interest in ELS’s Class A Units acquired by Patriot on April 2, 2008 in connection with a recapitalization of Holdco and its affiliates, b) all of Patriot’s rights and interests in ELS’s LLC agreement and any other agreements, instruments, certificates or other documents relating in any way to the equity of ELS or any of its subsidiaries, including Holdco, c) all of Patriot’s rights and interests under Holdco’s Term A Loan, Term B Loan, and Success Fee, including all accrued and unpaid interest, default interest, fees and principal, rights with respect to any defaults and rights with respect to any liens created, and finally, d) any other right, title or interest of Patriot or their affiliates in or with respect to ELS or any of its subsidiaries, including Holdco. On July 9, 2009, and immediately following the merger between ELS and ELS II, ELS (as the surviving entity of the merger) consummated the transactions contemplated by the Patriot Purchase Agreement.

On July 9, 2009, ELS entered into an amended and restated loan agreement with Holdco (the “Subordinated Loan Agreement”).  Under the Subordinated Loan Agreement, the principal balance of Holdco’s Term A Loan, Term B Loan and all related accrued and unpaid interest and fees (including Success Fee) in an amount equal to $11,894,692 as of July 9, 2009 was partially repaid and the remainder forgiven in exchange for a new “Term Loan” equal to $3,000,000 (subsequently amended to $3,175,000) by ELS.  The Company has accounted for this transaction as forgiveness of debt with a related party, thereby increasing members’ equity (deficit) by $5,367,523 (net of deferred tax benefit of $3,336,107) during 2009. Accordingly, upon consolidation of ELS and Holdco, the Term Loan and all related interest has been eliminated for the Company’s consolidated financial statements.

NOTE D - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31,
	2010	2009

Technology equipment	$4,298,522	$3,783,711
Assets acquired under capital leases	1,588,147	1,566,543
Office equipment, furniture and fixtures	729,621	298,556
Leasehold improvements	1,266,316	1,219,854
Vehicles	58,393	80,966
	7,940,999	6,949,630
Less: accumulated depreciation and amortization	5,484,285	4,472,619

	$2,456,714	$2,477,011

Depreciation and amortization expense was $1,051,901 and $982,480 for the years ended December 31, 2010 and 2009, respectively.

ELS HOLDINGS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

NOTE E - REVOLVING LINE OF CREDIT

In April 2008, the Company secured a $7,000,000 revolving line of credit facility from First Business Capital Corp. (“First Business”). The new revolving line of credit bears interest at First Business’s index rate plus 1.25% and was 6.25% as of December 31, 2010 and 2009, respectively. The revolving line of credit matures December 31, 2011 and contains various financial and non-financial covenants.  During 2010, the Company paid off the revolving line of credit in full and therefore had no balance outstanding with First Business as of December 31, 2010.

On July 9, 2009, the Company entered into a first amendment to loan and security agreement with First Business. Amendments to the revolving line of credit agreement included the following: a) certain net worth and net earnings financial covenants as defined in the amendment are required beginning March 31, 2009, b) First Business has first priority over all subordinated debt (i.e., the Term Loan between ELS and Holdco), c) capital expenditures are not to exceed $1,200,000 for the fiscal year ended December 31, 2009 and for each fiscal year thereafter, d) distributions to shareholders of Holdco and payments on subordinated debt are permitted only to the extent that after giving effect to the aggregate amount of such payments, the Company meets certain cash flow coverage ratios as defined in the amendment, e) waiver of all defaults and covenant violations prior to and through the date of amendment, and finally, f) an amended guarantee by the Company. At December 31, 2010, the Company was in compliance with all financial and non-financial covenants required by the revolving line of credit.

NOTE F - LONG-TERM DEBT

In conjunction with the Patriot Purchase Agreement and Subordinated Loan Agreement, both effective July 9, 2009 and as discussed in Note C, the Company acquired all of Patriot’s rights and interest under the Term A Loan, Term B Loan, and Success Fee; then in a forgiveness of debt transaction with a related party the Company forgave all long-term debt acquired of Holdco, thereby increasing the Company’s members’ equity (deficit) by $8,703,630, related to the balance outstanding on July 9, 2009 of the Term A Loan, Term B Loan and Success Fee (all Company long-term debt) and various other transaction fees. Therefore, as of December 31, 2009, the Company has no outstanding long-term debt previously held by Patriot related to the Term A Loan, Term B Loan and Success Fee.

The Company’s Term A Loan and Term B Loan bore interest at a floating rate, at the Company’s option, of (a) the Lender’s Base Rate, plus a margin, which ranges from 2.7% to 3.45%, depending on certain financial ratios within each loan agreement, or (b) an applicable LIBOR index plus a margin, which ranges from 4.70% to 5.45%, depending on certain financial ratios within each loan agreement. Interest is payable monthly, in the case of a Base Rate option, or at the end of a LIBOR period, in the event of a LIBOR election. The Term A Loan and Term B Loan were collateralized by substantially all assets of the Company. During 2009, the cash interest paid was equal to the lesser of 1) the applicable interest rate of 90-day commercial paper rate plus lender’s spread, and 2) 8.5% .

NOTE G - COMMITMENTS AND CONTINGENCIES

The Company leases office space and various equipment under non-cancellable capital and operating leases that expire at various dates through March 2019. Total rent expense amounted to approximately $1,900,000 and $2,300,000 for the years ended December 31, 2010 and 2009, respectively. Deferred rent has been recognized in the accompanying consolidated balance sheets for the effects of escalating lease payments. The Company entered into certain subleasing agreements for the office space of various facilities.  The

ELS HOLDINGS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

NOTE G - COMMITMENTS AND CONTINGENCIES (Continued)

Company recorded a liability at the time each space was vacated for costs that will continue to be incurred under the contracts for the remaining term without economic benefit to the Company.  As the original contracts are operating leases, the Company determined the fair value of the liabilities at the cease-use date based on the remaining lease rentals reduced by the sublease rentals. At December 31, 2010 and 2009, respectively, the Company had no rent payable outstanding as the total amount of subleases equals the Company’s rent payable. The net obligations will be reduced over the lives of the leases. The sublease agreements have terms through 2012.  Under the agreements, the Company receives total monthly rent payments of approximately $36,000.  During 2010 and 2009, the Company received total sublease rent payments of approximately $430,000.

Future minimum annual lease payments (net of subleases) for years subsequent to December 31, 2010 are as follows:

	Operating	Capital
Year Ending December 31,	Leases	Leases

2011	$1,177,853	$253,899
2012	785,583	73,067
2013	781,751	22,977
2014	800,460	—
2015	592,917	—
Thereafter	1,625,811	—

Total minimum lease payments	$5,764,375	349,943

Less: amount representing interest		25,383

Present value of net minimum lease payments		324,560

Less: current portion		233,613

Long-term capital lease commitment, net of current portion		$90,947

The following described property and equipment that have been classified as a capital lease:

	December 31,
	2010	2009
Technology equipment	$1,588,147	$1,566,543

Less: accumulated depreciation and amortization	1,245,892	923,286

Total assets under capital leases	$342,255	$643,257

ELS HOLDINGS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

NOTE G - COMMITMENTS AND CONTINGENCIES (Continued)

The Company is party to certain legal matters arising in the ordinary course of its business.  In management’s opinion, the ultimate outcome of such matters will not have a material adverse effect on the Company’s consolidated financial position or results of operations.

NOTE H - MEMBERS’ EQUITY

As discussed in Note A, on July 9, 2009 under the terms of the merger agreement with ELS and ELS II all the outstanding equity interests of ELS were cancelled and ceased to exist, with the issued and outstanding equity interests of ELS II being converted into equity interests of ELS. In accordance with the July 9, 2009 amended ELS limited liability company agreement (“2009 LLC Agreement”), as the surviving entity the Company is authorized to issue: 5,000,000 Class A Units, 705,882 Class B Units, 294,178 Class C Units and 714,286 Class D Units. Only Class A Unitholders are entitled to vote based on their proportional share of total Class A Units.  The Class A Unitholders also have a distribution preference regarding the return of their initial contributions over distributions to Class B, Class C, and Class D Unitholders, as defined in the 2009 LLC Agreement. All additional distributions to each class of Unitholders will be distributed as defined in the 2009 LLC Agreement.

As discussed in Note C, just prior to the merger, ELS II issued 3,959,431 Class A Units at a per unit value of $1 to consummate the transactions contemplated by the Patriot Purchase Agreement. Members of ELS II contributed cash of $3,943,405, with one member financing the purchase of 16,026 Class A Units through a note receivable to the Company for $16,026.  The note bears interest at 0.82% .  At December 31, 2009, the outstanding balance of the note receivable was $9,290. The note was paid in full during 2010.

In accordance with the 2009 LLC Agreement, Class A Unitholders are entitled to an additional return on their investment in the form of a preferred return (“Class A return”). The Class A return is cumulative and must be distributed to the Class A Unitholders before distributions are made to the Class B, Class C and Class D Unitholders. The Class A return is calculated annually and is equal to 8% per year of the unreturned Class A capital contributions and any unpaid Class A return for all prior years. For the years ended December 31, 2010 and 2009, the undistributed Class A return was approximately $474,000 and $158,000, respectively. As the Company has not declared any distributions for 2010 or 2009, no liability has been included in the consolidated financial statements for the Class A return.

Additionally, on July 9, 2009, the Company granted to certain key members of management, a consultant, and a Board member the following equity share units: 705,882 Class B Units, 294,118 Class C Units, and 714,286 Class D Units. These units were granted as nonvested equity share units and vest over a period of three to five years, as stated within each individual grant agreement. The Company has calculated the fair value of these units at date of grant to be $560,415 and will recognize the related compensation expense over the vesting period. On November 1, 2010, the Company granted to certain key members of management 117,500 Class E Units. These units were granted as nonvested equity share units and vest over a period of five years, as stated within each individual grant agreement.  The Company has calculated the fair value of these units at date of grant to be $534,248 and will recognize the related compensation expense over the vesting period.

ELS HOLDINGS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

NOTE H - MEMBERS’ EQUITY (Continued)

For the years ended December 31, 2010 and 2009, the Company recognized compensation expense of $138,875 and $187,688, respectively, related to the fair value of the vested equity share units.  As of December 31, 2010 and 2009, the Company has unrecognized compensation expense of $766,393 and $372,727, respectively, related to the fair value of the nonvested equity share units. The Company has the option to repurchase any vested equity share units in the event that the relationship between the Class B, Class C, Class D, or Class E Unitholders is terminated. As of December 31, 2010 and 2009, no vested equity share units have been repurchased by the Company.

At December 31, 2010, the Company had the following members’ equity units authorized, issued and outstanding:

	Class A Units	Class B Units	Class C Units	Class D Units	Class E Units

Total authorized	5,000,000	705,882	285,784	664,286	117,500

Total issued	3,950,141	705,882	294,118	714,286	117,500

Forfeited	—	—	(8,334)	(50,000)	—

Unvested	—	(311,176)	(141,740)	(349,821)	(117,500)

Note receivable	9,290	—	—	—	—

Total outstanding/vested	3,959,431	394,706	144,044	314,465	—

At December 31, 2009, the Company had the following members’ equity units authorized, issued and outstanding:

	Class A Units	Class B Units	Class C Units	Class D Units

Total authorized	5,000,000	705,882	294,118	714,286

Total issued	3,959,431	705,882	294,118	714,286

Unvested	—	(464,117)	(209,633)	(538,393)

Note receivable	(9,290)	—	—	—

Total outstanding/vested	3,950,141	241,765	84,485	175,893

ELS HOLDINGS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

NOTE I - INCOME TAXES

The provision (benefit) for income taxes consists of the following:

	Year Ended December 31,
	2010	2009
Current:
Federal	$—	$—
State	13,142	12,994
Total current	13,142	12,994

Deferred:
Federal	(4,031,801)	(2,764,901)
State	(1,306,907)	(571,206)
Total Deferred	(5,338,708)	(3,336,107)

Total	$(5,325,566)	$(3,323,113)

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities are as follows:

	December 31,
	2010	2009
Deferred tax assets (liabilities) - current:
Allowance for doubtful accounts	$212,017	$178,576
Reserves and accruals	267,803	305,457
Net operating losses	3,434,337	—
Tax credits	115,537	—
Other	(20,013)	(7,856)
	4,009,681	476,177
Less: valuation allowance	—	(424,905)
Deferred tax assets - current	4,009,681	51,272

Deferred tax assets (liabilities) - non-current:
Tax credits	—	115,537
Other intangible assets	—	(156,070)
Property and equipment	(288,830)	(143,478)
Goodwill	4,510,248	5,069,567
Net operating losses	271,208	6,759,475
Deferred debt discharge income	(3,041,231)	(2,961,241)
Other	(3,400)	465,419
	1,447,995	9,149,209
Less: valuation allowance	(118,968)	(9,200,481)
Deferred tax liabilities - non-current	1,329,027	(51,272)

Net deferred tax assets	$5,338,708	$—

ELS HOLDINGS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

NOTE I - INCOME TAXES (Continued)

A reconciliation of the Company’s effective income tax rate to the federal statutory rate follows:

	Year Ended December 31,
	2010	2009

Federal statutory rate	$3,107,558	$334,871
State tax, net of federal benefit and state valuation allowance	(853,885)	(368,386)
Effect of permanent differences	97,907	117,880
Change in valuation allowance	(7,677,146)	(3,407,478)

	$(5,325,566)	$(3,323,113)

The July 9, 2009 debt restructuring discussed in Note C resulted in a taxable event to Holdco. Holdco elected to defer recognition of the debt discharge income pursuant to Section 108(i) of the Internal Revenue Code. Accordingly, the Company recorded a deferred tax liability of approximately $2,900,000. In addition, certain state tax net operating losses were reduced as a result of the transactions.  In accordance with FASB standards regarding related party transactions, the total income tax effect of approximately $3,336,000 was charged to members’ equity (deficit), in conjunction with the related gain on forgiveness of debt to a related party which caused the tax effect. As a result of the transaction and current income, the Company decreased the valuation allowance against net deferred tax assets by approximately $3,875,000 as of December 31, 2009.

The Company’s valuation allowance, which is comprised of both a federal and state allowance, was reduced by approximately $9,500,000 for the year ended December 31, 2010. The Company believes it is more likely than not that its 2010 financial performance and future levels of taxable income will be sufficient to utilize its deferred tax assets.  As such, at December 31, 2010, with the exception of a valuation allowance of approximately $119,000 for state net operating losses, the Company has substantially released its valuation allowance and recognized deferred tax assets in the consolidated balance sheets.

As of December 31, 2010, the Company has federal net operating loss carryforwards of approximately $9,855,000 which will begin to expire in 2027. Additionally, the Company has approximately $116,000 of alternative minimum tax credits to carryforward at December 31, 2010 that may be carried forward indefinitely. The Company also has state net operating loss carryforwards as of December 31, 2010 of approximately $5,493,000 which begin to expire in 2013. As of December 31, 2010, the Company has a valuation allowance of approximately $119,000 related to certain state net operating losses for which management believes are not more likely than not to be utilized.

NOTE J - RELATED-PARTY TRANSACTIONS

The Company leases a 14,000-square-foot facility in Phoenix, Arizona, from the sellers of a prior acquisition, who are either current senior management members of the seller or worked for the Company during 2009. The lease term is for the period from November 21, 2003 through November 21, 2009 and was not renewed by the Company. During the year ended December 31, 2009, the Company recorded $139,473 as rent expense.

ELS HOLDINGS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

NOTE K - LONG-TERM INCENTIVE PLAN

The Company implemented the Encore Legal Solutions Inc. Long-term Incentive Plan (“LTIP”) pursuant to which key non-officer management employees have been granted performance units. Initial units, as defined, are vested 33 1/3% per year over a three-year period at a grant price of $10 provided that the participant is an employee on a relevant vesting date. Subsequent awards (“incentive performance units”) are earned upon achieving predetermined performance objectives. Vesting of incentive performance units occurs at the rate of 25% on each of the first four anniversaries of the award, provided the participant is an employee on the vesting date. The total numbers of units that will vest each year is dependent upon the level of performance met as defined in the LTIP. If a participant terminates employment for a reason other than cause, all of the units that have not vested and 50% of the units that have been earned and vested are forfeited. If the participant is terminated from employment for cause, all units, whether or not vested, are forfeited. The LTIP units have a term of five or ten years.

If, during the term of the award agreement, a Liquidity Event (as defined) were to occur, the participant may be entitled to a payment under the plan for units that were earned and vested. If a liquidity event does not occur during the term of the award, no payment will be made with respect to any units. For purposes of the LTIP, a Liquidity Event only occurs if there are sufficient proceeds available to the Company after taking into account the return of the investors’ total unreturned invested capital, plus accrued and unpaid preferred dividends.

As of December 31, 2009, 15,334 award units were outstanding with a total unit value of $153,340, of which all award units are fully vested. In January 2010, the term of some of the LTIP agreements expired and 6,667 award units were forfeited. As of December 31, 2010, 8,667 award units were outstanding with a total unit value of $86,667, of which all award units are fully vested.

NOTE L - RISK AND UNCERTAINTIES

The current weakness in the United States economy, and any economic slowdown in future periods, could adversely affect the Company in ways that cannot be predicted. During times of economic slowdown, the Company’s customers may reduce their demand for services and defer or cancel pending projects. Such developments occur even among customers that are not experiencing financial difficulties.  These deferrals or cancelling of projects could directly impact the demand for the Company’s products and services.  Additionally, bankruptcies or financial difficulties among the Company’s customers could reduce its cash flows and adversely impact liquidity and profitability.

The Company continues to monitor the impact that these economic conditions may have on its operations. The Company believes its current cash balances, working capital, and cash flows from operations will provide sufficient resources to meet the Company’s working capital liquidity needs for the next twelve months.